Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-169377, 333-51494 and 333-143770), Form S-3 (No. 333-169379) and Form S-4 (No. 333-185318) of our reports dated January 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting of Jefferies Group LLC, and the financial statements of Jefferies Group, Inc., which appear in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

January 28, 2014